A special meeting of the fund's shareholders was held on October 3, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	37,024,287,574.07	88.233
Against	2,244,777,625.64	5.349
Abstain	2,693,007,154.14	6.418
TOTAL	41,962,072,353.85	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	37,129,087,762.30	88.482
Against	2,166,962,107.18	5.165
Abstain	2,666,022,484.37	6.353
TOTAL	41,962,072,353.85	100.000
PROPOSAL 3

To elect a Board of Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	40,129,924,769.65	95.634
Withheld	1,832,147,584.20	4.366
TOTAL	41,962,072,353.85	100.000
Ralph F. Cox
Affirmative	40,088,783,336.85	95.536
Withheld	1,873,289,017.00	4.464
TOTAL	41,962,072,353.85	100.000
Phyllis Burke Davis
Affirmative	40,075,811,454.54	95.505
Withheld	1,886,260,899.31	4.495
TOTAL	41,962,072,353.85	100.000
Robert M. Gates
Affirmative	40,078,594,717.14	95.511
Withheld	1,883,477,636.71	4.489
TOTAL	41,962,072,353.85	100.000
Abigail P. Johnson
Affirmative	40,052,081,687.82	95.448
Withheld	1,909,990,666.03	4.552
TOTAL	41,962,072,353.85	100.000
Edward C. Johnson 3d
Affirmative	40,075,416,688.28	95.504
Withheld	1,886,655,665.57	4.496
TOTAL	41,962,072,353.85	100.000
Donald J. Kirk
Affirmative	40,122,841,001.14	95.617
Withheld	1,839,231,352.71	4.383
TOTAL	41,962,072,353.85	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	40,129,313,532.92	95.632
Withheld	1,832,758,820.93	4.368
TOTAL	41,962,072,353.85	100.000
Ned C. Lautenbach
Affirmative	40,141,504,745.81	95.661
Withheld	1,820,567,608.04	4.339
TOTAL	41,962,072,353.85	100.000
Peter S. Lynch
Affirmative	40,156,226,406.52	95.696
Withheld	1,805,845,947.33	4.304
TOTAL	41,962,072,353.85	100.000
Marvin L. Mann
Affirmative	40,107,169,315.92	95.580
Withheld	1,854,903,037.93	4.420
TOTAL	41,962,072,353.85	100.000
William O. McCoy
Affirmative	40,110,112,230.48	95.587
Withheld	1,851,960,123.37	4.413
TOTAL	41,962,072,353.85	100.000
William S. Stavropoulos
Affirmative	40,044,629,087.48	95.431
Withheld	1,917,443,266.37	4.569
TOTAL	41,962,072,353.85	100.000
PROPOSAL 4
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	35,731,056,654.57	85.151
Against	2,884,178,735.16	6.873
Abstain	3,346,836,964.12	7.976
TOTAL	41,962,072,353.85	100.000
PROPOSAL 5
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	36,075,148,802.08	85.971
Against	2,499,312,200.27	5.956
Abstain	3,387,611,351.50	8.073
TOTAL	41,962,072,353.85	100.000

*Denotes trust-wide proposals and voting results.